Exhibit 10.14

ASSIGNMENT AND NOVATION AGREEMENT

This Assignment and Novation Agreement (this “Novation Agreement”) made as of the 15th day of October, 2024 (“Effective Date”)

AMONG:

Stone Capital Partners LLC, a Delaware limited liability company (hereinafter referred to as “Assignor” or “Stone Capital”)

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TDAC Partners LLC, a Delaware limited liability company (hereinafter referred to as “Assignee” or “TDAC Partners”)

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Translational Development Acquisition Corp., a Cayman Islands exempted company (hereinafter referred to as the “Company”)

WHEREAS:

(A)	Assignor and Company are parties to that certain Securities Subscription Agreement dated May 25, 2022 (such agreement, together with all notices, certificates, instruments and other documents delivered or entered into in connection therewith, as amended, supplemented, restated or otherwise modified from time to time, are collectively referred to herein as the “Subscription Agreement”);

(B)	On October 15, 2024, Assignor transferred 4,657,500 ordinary shares in Company to Assignee for a total consideration of $1.00;

(C)	Assignor now wishes to assign to Assignee all of Assignor’s right, interests, obligations and liabilities in the Subscription Agreement;

(D)	Company is willing to consent to the conveyance recited above and to recognize and accept Assignee as a party to the Subscription Agreement in the place and stead of Assignor;

(E)	Assignor desires to be released and discharged from its obligations to Company under the Subscription Agreements and Company has agreed to release and discharge Assignor;

(F)	The Parties have agreed that as and from the Effective Date of this Novation Agreement, the Subscription Agreement shall be novated to Assignee so that from the Effective Date, TDAC Partners shall be bound by the terms of the Subscription Agreements in place of Stone Capital and agrees to acknowledge and expressly assume in the name, place and stead of Stone Capital all liabilities and obligations of Stone Capital under the Subscription Agreement.

NOW THEREFORE in consideration of the premises hereto and the covenants and agreements hereinafter set forth and contained, the parties hereto covenant and agree as follows:

SECTION 1

NOVATION AND RELEASE

1.1	Assignment

1.1.1	Assignor hereby assigns, transfers, sets over and conveys unto Assignee, effective as of the 15th day of October, 2024 (hereinafter referred to as the “Effective Date”), all of Assignor’s right, title and interest in and to the Subscription Agreement, to have and to hold the same for its sole use and benefit absolutely.

1.1.2	Assignee hereby accepts the assignment herein provided and covenants and agrees with Assignor and Company to assume as of the Effective Date, and thereupon and thereafter to be bound by and observe, carry out and perform and fulfill all of the covenants, conditions, obligations and liabilities of Assignor under the Subscription Agreement, to the same extent and with the same force and effect as though Assignee had been named a party to the Agreement as of the Effective Date in the place and stead of Assignor.

1.2	Novation

Company hereby consents to the assignment and accepts Assignee as a party to the Subscription Agreement, and hereby covenants and agrees that as of the Effective Date, Assignee shall be entitled to hold and enforce all of the benefits, rights and privileges of Assignor under the Agreement as if Assignee had been originally named as a party to the Agreement, and from and after the Effective Date, the Subscription Agreement shall continue in full force and effect with Assignee substituted as a party thereto in the place and stead of Assignor.

1.3	Release of Obligations of Assignor

As of and from the Effective Date, Company hereby expressly releases, relieves and discharges Assignor from all of its duties, obligations and liabilities arising out of or accruing under the Subscription Agreement; PROVIDED however that nothing herein contained shall be construed as a release of Assignor from any obligations or liability under the Agreement, which obligations or liability accrued prior to the Effective Date, saving and excepting only any obligation to give prior notice to Company of the proposed assignment by the Assignor to Assignee, and Company expressly consents to such assignment and waives any and all prior rights to consent to assignments or dispositions in respect of the Subscription Agreement.

SECTION 2

AMENDMENT TO THE SUBSCRIPTION AGREEMENT

2.1	Amendment

Reserved.

2.2	Surrender

Reserved.

2.3	Subscription Agreement in Full Force and Effect.

This Novation Agreement shall not constitute a waiver or amendment of any term or condition of the Subscription Agreement, or the documents delivered pursuant thereto, and all such terms and conditions shall remain in full force and effect and are hereby ratified and confirmed in all respects. Upon the execution hereof, this Novation Agreement and the Subscription Agreement shall constitute one agreement. On and after the date hereof, each reference in the Subscription Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Subscription Agreement, and each reference to the Subscription Agreement in any other agreements, documents or instruments executed and delivered pursuant to or in connection with the Subscription Agreement, shall be deemed to mean and be a reference to the Subscription Agreement as amended by this Novation Agreement. For the avoidance of doubt, references to the date of the Subscription Agreement, as amended by this Novation Agreement, shall in all instances continue to refer to May 25, 2022, and references to “the date hereof” and “the date of this Agreement” shall continue to refer to May 25, 2022.

SECTION 3

REPRESENTATIONS AND WARRANTIES OF STONE CAPITAL AND TDAC PARTNERS

TO THE COMPANY

Stone Capital and TDAC Partners represent and warrant to the Company as follows:

3.1	Status

Stone Capital and TDAC Partners are Delaware limited liability companies duly incorporated and validly existing and are in good standing under the laws of Delaware and are duly qualified to conduct their business in each jurisdiction where the nature and extent of their business and property require the same.

3.2	Authority

Stone Capital and TDAC Partners possess all requisite authority and power to execute, deliver and comply with the terms of this Novation Agreement. This Novation Agreement has been duly authorized by all necessary action, has been duly executed and delivered by Stone Capital and TDAC Partners and constitutes a valid and binding obligation of Stone Capital and TDAC Partners enforceable in accordance with its terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, moratorium, rearrangement, reorganization or similar legislation affecting the rights of creditors generally.

3.3	Right to Novate

Stone Capital has the right to novate its rights and benefits under the Subscription Agreements to TDAC Partners, free and clear of any charge, lien, pledge, security interest or direct or indirect participation interest in favor of any other person.

3.4	Non-Conflict

Neither the execution nor the performance of this Novation Agreement requires the approval of any governmental or regulatory agency having jurisdiction over Stone Capital or TDAC Partners, nor is this Novation Agreement in contravention of or in conflict with the certificates of formation, by-laws or resolutions of the members of Stone Capital or TDAC Partners, or, of the provisions of any agreement to which Stone Capital or TDAC Partners is a party, or by which any of the property of Stone Capital or TDAC Partners may be bound, or of any statute, regulation, by-law, ordinance or other law, or of any judgment, decree, award, ruling or order to which Stone Capital or TDAC Partners, or any of the property of Stone Capital or TDAC Partners, may be subject.

3.5	Representations and Warranties Repeated

TDAC Partners hereby makes the same representations and warranties with respect to itself that Stone Capital made with respect to itself in the Subscription Agreement and TDAC Partners represents and warrants to the Company that such representations and warranties are true and correct as of the Effective Date.

SECTION 4

REPRESENTATIONS AND WARRANTIES OF STONE CAPITAL TO TDAC PARTNERS

The Stone Capital represents and warrants to TDAC Partners that:

(a)	the representations and warranties of such Stone Capital made in the Subscription Agreements are true and correct as of the Effective Date,

(b)	Stone Capital possesses all requisite power and authority to execute, deliver and comply with the terms of this Novation Agreement, and

(c)	the novation hereunder has been duly authorized by all necessary action, has been duly executed and delivered by such Stone Capital and constitutes a valid and binding obligation of such Stone Capital enforceable in accordance with its terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, moratorium, rearrangement, reorganization or similar legislation affecting the rights of creditors generally.

SECTION 5

GENERAL

5.1	Severability

If any provision of this Novation Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term of this Novation Agreement, the legality, validity and enforceability of the remaining provisions of this Novation Agreement shall not be affected thereby.

5.2	Multiple Counterparts

This Novation Agreement may be executed in a number of identical counterparts, each of which, for all purposes, is to be deemed to be an original, and all of which constitute, collectively, one agreement, but in making proof of this Novation Agreement, it shall not be necessary to produce or account for more than one such counterpart.

5.3	Notices

Any notice given hereunder, under any of the Agreements or pursuant to the provisions hereof or thereof shall be given in accordance with notice provisions of the Subscription Agreements, except that no notice is required to be delivered to Stone Capital after the Effective Date. For the purposes of the notice provisions of the Subscription Agreements, address for notices or communications to TDAC Partners shall be as follows:

Translational Development Acquisition Corp.

c/o Venable LLP

151 W.42nd Street, 49th Floor

New York, NY 10036

Attention: William N. Haddad

5.4	Governing Law

This Novation Agreement shall be interpreted, construed and governed by and in accordance with the laws of the State of New York without giving effect to its conflict of law principles.

5.5	Further Assurances

The Parties shall, with reasonable diligence, do all such things and provide all such reasonable assurances as may be required to consummate the transactions contemplated by this Novation Agreement, and each party shall provide such further documents or instruments required by any other party as may be reasonably necessary or desirable to effect the purpose of this Novation Agreement and carry out its provisions.

[Signature Page Follows]

IN WITNESS WHEREOF the parties hereto have executed and delivered this Agreement as of the date first above written.

Stone Capital Partners LLC	TDAC Partners LLC

/s/ Michael B. Hoffman	/s/ Michael B. Hoffman
By: Michael B. Hoffman	By: Michael B. Hoffman
Its: Managing Member	Its: Managing Member

Translational Development Acquisition Corp.

/s/ Michael B. Hoffman
By: Michael B. Hoffman
Its: Chief Executive Officer

[Signature Page to Assignment and Novation Agreement]